UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Event: March 31, 2003
                                         --------------


                           CLAMSHELL ENTERPRISES, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                    0-32307                   13-4067623
           ------                    -------                   ----------
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)              File No.)            Identification Number)


                1515 North Federal Highway
                    Boca Raton, Florida                      33432
                    -------------------                      -----
          (Address of Principal Executive Office)          (Zip Code)


                  (Registrant's telephone number): 561-392-4550
                                                   ------------


                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 31, 2003, Clamshell Enterprises, Inc. (the "Company") acquired all of the issued and outstanding common stock of Shutterport, Inc., a Florida corporation. The transaction was completed pursuant to the terms of an Agreement for Share Exchange dated February 3, 2003, a copy of which is attached as an Exhibit. Consideration issued by the Company in exchange for the Shutterport shares was the issuance of one share of the Company's common stock (the "Exchange Shares") for each share of ShutterPort stock acquired. As a result of the closing under the Agreement for Share Exchange, Shutterport became a wholly-owned subsidiary of the Company.


         Prior to the closing under the Agreement for Share Exchange, and pursuant to a Stock Purchase Agreement dated January 31, 2003, ShutterPort purchased 3,331,000 shares of the Company issued and outstanding common stock in anticipation of the completion of the share exchange transaction. In conjunction with completion of the share exchange transaction, the 3,331,000 shares of the Company held be ShutterPort were surrendered for cancellation and are no longer part of the Company's issued and outstanding common stock. After taking this share cancellation into account, following the completion of the share exchange transaction, the Company has a total of 6,581,566 shares of common stock of the Company issued and outstanding.


         As soon as reasonably possible following completion of the share exchange transaction, the Company intends to change its name to Medianet Group Technologies, Inc.

 DESCRIPTION OF BUSINESS
 -----------------------

         Following completion of the share exchange transaction, the Company will not itself directly engage in business operations, but it does intend to continue, and expand, the existing business operations of ShutterPort as its wholly owned subsidiary.

         ShutterPort is a web based application developer and branded service provider which operates, or intends to commence operations, in several related business areas.

         Using its Brand-A-Port software, ShutterPort builds brandable and customizable web portals offering a significant number of features and functions. In this area, the business model tracks that of a television network. ShutterPort licenses its content, look and feel to individuals and companies through creation of a web portal, and then customizes and co-brands the portal in the client's name. These individual, corporate and organization affiliates also become the sales agents for the other programs offered by ShutterPort, and receive commissions and overrides on portal sales, monthly hosting fees and product sales.

         One of the other programs offered by ShutterPort is the BSP Rewards program. This is a rewards and loyalty program which offers members up to 7% rewards added to any rewards already

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

associated with their credit cards. This program is structured in such a way that it is intended to allow participating merchants, manufacturers and service organizations the opportunity to become reward redemption centers and to enjoy full retail margins on the goods or services distributed as reward premiums. ShutterPort also intends to form alliances with organizations, associations and manufacturers who register their members and customers into the program for which these member providers receive a passive residual income derived from the members purchases through the program.

         The total home view program is a program which is being marketed to newspapers with the intention that they can use it as an incentive to real estate brokers, associates and new home builders to increase their advertising budgets. Newspapers would offer a free individualized web portal to customers who purchase real estate advertisements, and in turn, would agree to pay the Company a set monthly fee for each participant using this service. Each portal would be automatically customized with the name and contact information for the broker/associate, and the broker/associate would be able to upload their own photo and biography and add full home photo tours, descriptions and audios for their listings.

         ShutterPort recently acquired 130 color episodes of the 1970's Howdy Doody Show, and is now in the process of making these episodes available for video sales and television syndication. Through its ShutterPort subsidiary, the Company intends to seek to acquire other similar types of intellectual properties and products in the future.


 DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS
 -----------------------------------------------

         Certain statements in the foregoing description of business which are not statements of historical fact are what is known as "forward looking statements." These are basically statements about the future, and for that reason, they involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans", "intends", "will", "hopes", "seeks", "anticipate", "expects", "goal" and "objective" often identify such forward looking statements, but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements of the plans and objectives of the Company's management with respect to its present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits.


 CHANGE IN DIRECTORS
 -------------------

         In conjunction with closing under the Agreement for Share Exchange there has also been a change in directors. The previous directors of the Company resigned and the following persons were appointed as their successors:

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

 Name                   Age      Position
 ----                   ---      --------
Martin A. Berns         66       Chief Executive Officer, President and Chairman
Eugene H. Berns         66       Director
Ivan L. Bial            57       Secretary and Director
Joseph Porrello         58       Director
Dennis Lane             55       Director

         The directors named above will serve until the first annual meeting of the Company's stockholders following completion of the share exchange transaction, or until their successors have been appointed. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting.

Biographical Information

MARTIN A. BERNS.

         Mr. Berns has 40 years of experience as a marketing consultant, including advertising, TV commercial and show production. Mr. Berns was Vice President of marketing for Realm Productions, a publicly held video production company. He was Associate Producer of the "Jelly Bean Jungle" television series, and acted as Coordinating Producer for the re-syndication and distribution of the 1970's new "Howdy Doody" show. Mr. Berns' background includes developing marketing plans and the subsequent establishment, training and administration of large sales organizations for national companies.

         Mr. Berns presently serves as President of MUSTeam, Inc., a provider of utility and conservation programs to large-scale commercial, industrial and multifamily housing owners and management companies.

EUGENE H. BERNS.

         Mr. Berns served 23 years as Vice President of sales and marketing, and aa member of the Board of Directors for one of South Florida's largest American Stock Exchange community builders. Mr. Berns has extensive background in sales and marketing, and is responsible for over 2 billion dollars of sales with his former companies. Additionally, he held manyleadership positions in the shelter industry, including past President of the Gold Coast Builders Association, and currently serves on many state and national committees. He is the rof numerous industry awards. Mr. Berns also serves as President of Housing Marketing Ta marketing consultation company whose services include local and national shelter industry market trend analysis, individual and multiple community marketing programs.

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

IVAN BIAL.

         A second-generation member of the photo community, Mr. Bial grew up in the industry. In high school he worked part-time in camera stores and photo labs. He served as Vice President and General Manger of Southern Photo Service of Hollywood, Florida, the oldest independent color photo-finishing lab in the United States. Southern Photo Service operated 12 retail stores, 2 satellite photo-labs and a successful professional and amateur mail order division with 165 employees. Additionally, he was a leader in the one-hour photo industry with 55 Minute Photo, a chain of one-hour labs and studios, followed by All American Photo Service. He served as a consultant to Blockbuster Entertainment for their multi-store test of one-hour photo labs. Mr. Bial has additional experience as a National Sales Manager in the telecommunications, software and publishing industry, and is a Member of the Society of Photo Finishing Engineers.

JOSEPH PORRELLO.

         Mr. Porrello is the Chief Marketing Officer of VICI Marketing Group, Inc., one of the nation's largest and most prestigious direct marketing companies. Mr. Porrello is a highly regarded leader in the audio/video industries, and has received over 90 gold, platinum, and Emmy awards. He is responsible for over $600 million in retail sales, and has numerous contacts in the production, distribution and retail video industries. Mr. Porrello is a Producer and Executive Producer of video productions, and assists the company in reaching the video and direct marketing segments of the market.

DENNIS LANE.

         Mr. Lane is the co-founder and President of the ShutterPort division. Previously he was co-founder and former President and CEO of Restaurant.com, Inc. Founded in 1997, Restaurant.com is an on-going major success story in the world of dot-com's. Lane's responsibilities, in addition to overseeing the incubation of Restaurant.com, was to oversee the national sales efforts, including the development and training of a corps of sales executives, throughout the country. Lane was responsible for securing and directing the initial relationship between Restaurant.com and its largest marketing partner, an international NYSE listed company whos year 2000 income exceeded twenty-two billion dollars.

         Mr. Lane spent well in excess of 20 years as a senior executive in the television industry. He worked in various sectors of multi-media marketing, program development, operations and sales management in both network and independent television. In addition to Lane's management responsibilities, his successes include the development of national marketing programs that often incorporated the participation of Fortune 500 companies. Mr. Lane also founded and served as President of the POS Network, an in-store network of point of sales television commercials the retail industry labeled "the last word in buying decisions." He has worked with most of the nation's largest advertising agencies. Lane has incorporated his network television marketing experience with a series of loyalty programs in conjunction with important retail companies throughout the U.S.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of the date of completion of the share exchange transaction, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of the Company. Also included are the shares held by all executive officers and directors as a group.

                                         Number of Shares
 Name and Address                       Beneficially Owned     Percent of Class
 ----------------                       ------------------     ----------------
Martin A. Berns (1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432                         2,000,000                30.4%

Eugene H. Berns (1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432                           500,000                 7.6%

Ivan L. Bial (1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432                           700,000                10.6%

Joseph Porrello (1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432                            55,552                 0.8%


Dennis Lane (1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432                           250,000(2)              3.8%

Steve Adelstein
524 West Tropical Way
Plantation, FL 33317                           685,000(3)             10.4%


Mid-Continental Securities Corp.
5150 Tamiami Train North, Ste. 202
Naples, FL 34103                               500,000(4)              7.6%


All officers and directors (5 persons)       3,505,552                53.3%


(1) The person listed is an officer, a director, or both, of the Company.


(2) Includes 33,333 shares owned by Laneco, which Mr. Lane is the President, and he thereby claims indirect beneficial ownership of said shares.


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


(3) Includes 220,000 shares owned by AUW, Inc., which Mr. Adelstein is the President, and he thereby claims indirect beneficial ownership of said shares.


(4) Mid-Continental Securities Corp. holds 500,000 warrants. 500,000 shares of common stock are beneficially owned, because they may be acquired at any time upon exercise of the warrants. The exercise price is $1.50 per share. The warrants expire on December 31, 2005.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


         (a) Audited financial statements of ShutterPort, Inc., for the fiscal years ending December 31, 2002 and 2001.*

         (b) Unaudited Pro Forma Consolidated Financial Information for Clamshell Enterprises, Inc., and ShutterPort, Inc., as of December 31, 2002.*

         (c)      Exhibits.

                  2.2 Agreement for Share Exchange dated as of February 3, 2003, by and among Clamshell Enterprises, Inc., and ShutterPort, Inc.*

* Incorporated by reference from Form 8-K dated March 31, 2003 filed with the Securities and Exchange Commission on April 7, 2003.




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

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAMSHELL ENTERPRISES, INC.


By: /S/ MARTIN BERNS
    ----------------
    Martin Berns, President and Chief Executive Officer

By: /S/ IVAN BIAL
    -------------
    Ivan Bial, Secretary


Date: April 17, 2003


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